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                                 AMENDMENT NO. 3

                             SUB-CUSTODIAN AGREEMENT
                                      WITH
                               JPMORGAN CHASE BANK

      The Sub-Custodian Agreement with JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, successor-in-interest by merger to Chase Bank of Texas, N.A., dated September 9, 1994, as amended October 2, 1998, and March 15, 2002 (as amended, the "Agreement"), is hereby amended as follows (terms used herein but not otherwise defined herein have the meaning ascribed them in the Agreement):

      Schedule A to the Agreement is hereby deleted in its entirety and replaced with the following:

      AIM Combination Stock and Bond Funds

      AIM Counselor Series Trust

      AIM Equity Funds

      AIM Floating Rate Fund

      AIM Funds Group

      AIM Growth Series

      AIM International Mutual Funds

      AIM Investment Funds

      AIM Investment Securities Funds

      AIM Sector Funds

      AIM Special Opportunities Funds

      AIM Stock Funds

      AIM Summit Fund

      AIM Variable Insurance Funds

      All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: May 1, 2004

                                         JPMORGAN CHASE BANK
                                         (as Subcustodian)

                                         By:   /s/ Kathy Wallace
                                             ___________________________________

                                         Title:    Vice President
                                                ________________________________


                                         STATE STREET BANK AND TRUST COMPANY
                                         (as Custodian)

                                         By:   /s/ John L. Hooley
                                             ___________________________________

                                         Title:    Executive Vice President
                                                ________________________________


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                                         AIM INVESTMENT SERVICES, INC.,
                                         f.k.a. A I M Fund Services, Inc.
                                         (as Transfer Agent)

                                         By: /s/ William Galvin
                                             ___________________________________

                                         Title: President
                                                ________________________________

                                         THE AIM FUNDS

                                         By: /s/ Sidney M. Dilgren
                                             _________________________________ ,

                                         on behalf of each series portfolio of
                                         each AIM Investment Company being added
                                         to Schedule A, as set forth above, for
                                         which State Street Bank and Trust
                                         Company serves as Custodian.

                                         Name: Sidney M. Dilgren

                                         Title: Vice President and Treasurer

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